Exhibit 10.4

NOTE

New York, New York November 1, 2005

           FOR VALUE RECEIVED, the undersigned ETS PAYPHONES, INC., a Delaware corporation with its principal place of business at 1490 Westfork Drive, Suite G, Lithia Springs, Georgia (the "Company") hereby promises to pay to the order of EMPIRE PAYPHONES, INC., a New York corporation ("Empire") at its office at 44 Wall Street, New York, New York, on the Termination Date (as hereinafter defined), the aggregate of the Initial Payment, the Installment Payments, the Shortfall Advances and the Assumed Commissions paid, incurred, settled or otherwise resolved by Empire (as those terms are defined in, that certain Asset Sale Agreement and that certain Management Agreement, of even date, between the parties, (collectively, the "Agreements")). Capitalized terms used herein, unless herein defined, are used with the meanings ascribed to such terms in the Agreements. Except to the extent that the Termination of the Agreements occurs because of a closing of the Sale of the Sale Assets to Empire, repayment of the Initial Payment, the Installment Payments, the Shortfall Advances and the Assumed Commissions paid, incurred, settled or otherwise resolved by Empire shall be due hereunder on the Termination Date of the Agreements. Any amount of principal hereof or interest hereon which is not paid when due, whether at stated maturity, by acceleration or otherwise, shall bear interest from the date when due until said principal amount or interest is paid in full, payable on demand, at a rate of interest equal to the prime rate of interest announced by Citibank N.A., plus three (03) percent.

           This Note and the repayment obligations hereunder are entitled to the benefits of the Agreements and that certain Security Agreement, of even date, executed and delivered by the Company to and in favor of Empire (the "Security Agreement"). The Agreements and the Security Agreement, among other things, contain provisions for the maturity of this Note upon the happening of certain stated events and also for the security for this Note by a lien and security interest in the Collateral referred to and described in the Agreements and the Security Agreement. Reference is hereby made to the Agreements and the Security Agreement for a description of the Collateral and the rights of the Company and Empire with respect to the Collateral.

           In addition to the rights and remedies afforded Empire under the terms of the Security Agreement or under applicable law or otherwise, in the event the Company fails to make any payment under this Note or the Agreements when due, then and in such event, Empire may, without further notice, immediately declare the entire unpaid principal amount of this Note, all interest accrued and unpaid hereon and all other amounts payable hereunder to be forthwith due and payable, whereupon this Note, all such accrued interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company.

           Empire's security interest in the Collateral shall secure payment of this Note and the payment and performance of all other liabilities and obligations of the Company to Empire, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising under the Agreements and the Security Agreement. In the event of any demand under this Note, regardless of the adequacy of Collateral, without any demand or notice, except as required by applicable law, Empire may sell or dispose of any other property and may exercise any and all rights it may have under the Security Agreement. The rights of Empire under this Note are in addition to, and not exclusive of, any other rights it may have with respect to such deposits, sums, securities or other property under other agreements or applicable principles of law. Empire shall have no duty to take steps to preserve rights against prior parties as to such securities or other property.

           The Company further agrees that he shall pay on demand all expenses of Empire, including reasonable attorney's fees, incurred in the collection or enforcement of its rights under this Note or any security therefor. To the fullest extent permissible, the Company waives presentment, demand for payment, protest and notice of nonpayment, and all other demands or notices otherwise required by law in connection with the delivery, acceptance, performance, default or enforcement of this Note. The Company consents to any extension or postponement of the time of payment or any other indulgence, any amendment or modification of any agreement, any substitution, exchange or release of collateral or to the additional release of any other party or person primarily or secondarily liable hereunder; no consent or waiver by Empire with respect to any actions or failure to act which, without consent, would constitute a breach of any provision of this Note, shall be valid and binding unless in writing and signed by Empire; and no delay or omission of Empire in exercising any right or remedy hereunder shall constitute a waiver of any such right or remedy.

           Except with respect to any claim for Coin Amount (as defined in the Agreements), the Company hereby waives any right to counterclaim or set off in any action or proceeding commenced by Empire (or any transferee of this Note) in respect of this Note, and further waives any right to trial by jury in any action or proceeding commenced in respect of this Note. The Company hereby: (i) expressly waives presentment, demand, protest, notice of protest or any other notice, and (ii) agrees that this Note shall be governed by, and construed in accordance with, the laws of the State of New York without reference to principles of conflicts of laws.

ETS PAYPHONES, INC. By: Guy A. Longobardo Chief Executive Officer